Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), the Registration Statement on Form S-8 (File Number 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), on Form S-8 (File Number 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F) and the Registration Statement on Form S-8 (File Number 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan—Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, of our report dated January 25, 2004 with respect to the Consolidated Financial Statements of AudioCodes Ltd., included in this Amendment No. 1 to the Annual Report (Form 20-F/A) for the year ended December 31, 2003 filed with Securities and Exchange Commission.

KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global	Tel - Aviv, Israel September 22, 2004